Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-201211) and Form S-8 (No. 333-192594) of Arc Logistics Partners LP of our report dated February 27, 2015 relating to the financial statements of Gulf LNG Holdings Group, LLC, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

March 12, 2015